Exhibit 32.1
STATEMENT REQUIRED BY 18 U.S.C. §1350, AS ADOPTED
PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of EMCORE Corporation (the "Company") for the quarterly period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeffrey Rittichier, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 9, 2022	By:	/s/ Jeffrey Rittichier
Jeffrey Rittichier
Chief Executive Officer
(Principal Executive Officer)
The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filings.